Exhibit 99.1
BB&T	BB&T Corporation

Dec. 1, 2010

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Cynthia Williams
Senior Vice President	Executive Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1478
tgjesdal@bbandt.com	cynthia.williams@bbandt.com

BB&T Corporation CEO to speak Dec. 8 at Goldman Sachs U.S. Financial Services Conference 2010

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that Chairman and Chief Executive Officer Kelly King will present at the Goldman Sachs U.S. Financial Services Conference 2010 in New York, N.Y., Dec. 8 at 3:20 p.m. (ET)

A live webcast of King’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T
BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with more than $157.2 billion in assets and market capitalization of $16.7 billion, as of Sept. 30, 2010. Based in Winston-Salem, N.C., the company operates approximately 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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